Exhibit 99.1

DEPARTMENT OF HEALTH & HUMAN SERVICES
New York District Food & Drug Administration 158-15 Liberty Avenue Jamaica, NY 11433

July 5, 2012

Mr. John Weber

President

CooperVision, Inc.

6140 Stoneridge Mall Road

Pleasanton, CA 94588

Dear Mr. Weber:

The Food and Drug Administration has completed an evaluation of your firm’s corrective actions in response to our Warning Letter NYK-2012-4 issued on December 5, 2011. Based on our evaluation of your written responses and follow-up inspection, it appears that you have addressed the violations contained in this Warning Letter. Future FDA inspections and regulatory activities will further assess the adequacy and sustainability of these corrections.

This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.

Sincerely,

/s/ Frank Verni
LCDR Frank Verni, USPHS Compliance Officer FDA – New York District

CooperVision, Inc.

O:	addressee

cc:	Mr. Fernando Torres

President of Americas

CooperVision, Inc.

6140 Stoneridge Mall Road

Pleasanton, CA 94588

cc:	Mr. James Della Valle

Vice President of Distribution

CooperVision Inc.

180 Thruway Park Drive

West Henrietta, New York 14586-9798

cc:	Ms. Bonnie Tsymbal

Director of Regulatory Affairs and Quality Assurance

CooperVision Inc.

180 Thruway Park Drive

West Henrietta, New York 14586-9798